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                                                                    THE HARTFORD

April 4, 2005

Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

RE:  SEPARATE ACCOUNT THREE
     HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
     FILE NO. 333-102628

Dear Sir/Madam:

I have acted as Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Separate Account Three (the "Account") in connection with the registration of an indefinite amount of securities in the form of tax-deferred variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2. The Account is a duly authorized and existing validly separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts and the Account.

Sincerely,

/s/ Christopher M. Grinnell

Christopher M. Grinnell
Counsel and Assistant Vice President